UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 26, 2005

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa Florida	33602
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement

On January 26, 2005, the Compensation Committee (“Committee”) and the Board of Directors of TECO Energy, Inc. (the “Company”) approved the payment of annual incentive awards to certain executive officers in the following amounts for the Company’s 2004 fiscal year:

Name	Title	Cash Award	Stock Award
Sherrill Hudson	Chairman and Chief Executive Officer	0	18,811 shares (valued at $292,511)
John Ramil	President and Chief Operating Officer	$82,500	5,305shares (valued at $82,493)
Gordon Gillette	Executive Vice President and Chief Financial Officer	$57,500	3,698 shares (valued at $57,504)
Jim Shackleford	President, TECO Coal	$170,000	0
William Cantrell	President, Peoples Gas	$67,000	0

The cash portion of the awards was paid under the Company’s Annual Incentive Compensation Plan (“Annual Incentive Plan”), and the stock portion was paid under the Company’s 2004 Equity Incentive Plan. The Committee determined these awards by: (1) calculating the amount of the payment under the Annual Incentive Plan that would otherwise be payable to each eligible participant based upon satisfaction of pre-established performance goals generally consisting of non-GAAP earnings, cash generation, operating unit financial performance, and individual performance goals (with financial results adjusted for one-time losses from 2004 hurricane costs, a charge incurred in 2004 for the hedging of oil prices in 2005, and for acceleration of certain cash payments into 2004 that were budgeted for 2005); (2) exercising the Committee’s discretion in some cases to reduce the award otherwise payable under the Annual Incentive Plan, given the Company’s overall financial performance as a result of the large write-offs recorded by the Company in 2004; and (3) deciding in some cases to pay half or all of the value of the award in stock.

The above awards represent payment for that portion of each executive’s 2004 annual incentive award that is based upon individual and Company performance measures. In April 2005, the Committee will determine whether or not the pre-established performance goals for 2004 relating to the Company’s relative performance to peer group companies was achieved and will make any corresponding payments to the executives of the balance of the 2004 annual incentive award.

Also on January 26, 2005, the Compensation Committee and the Board approved target levels for the 2005 annual incentive awards under the Company’s Annual Incentive Compensation Plan. If the incentive payout goals are met and the Compensation Committee approves payments, a portion of each incentive award would be paid in January 2006, with the portion of each award that is based on relative performance to peer group companies to be paid in April 2006. The specific performance goals for the awards are scheduled to be approved by the Compensation Committee at its April 2005 meeting. Based on the achievement of the goals and Compensation Committee approval of payments, executive officers can earn between 50 percent and 150 percent of the targeted payout. 2005 target incentive award levels for each of the executive officers represent a percentage of base pay. The percentage is multiplied by the greater of the officer’s annual salary or the midpoint of the officer’s salary grade. (Salary levels are typically just above or below the respective midpoints, with the greatest variation for any executive officer being 13 percent.) The 2005 target incentive award percentages for each of the named executive officers is set forth below, and the percentages for the other executives range from 40-50 percent.

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Name	2005 Target Incentive Award Percentage
Sherrill Hudson, Chairman and Chief Executive Officer	70%
John Ramil, President and Chief Operating Officer	65%
Gordon Gillette, Executive Vice President and Chief Financial Officer	55%
Jim Shackleford, President, TECO Coal	45%
William Cantrell, President, Peoples Gas	40%

Section 2 – Financial Information

Item 2.02: Results of Operations and Financial Condition

See the Press Release dated February 1, 2005, furnished as Exhibit 99.1 and incorporated herein by reference, reporting on TECO Energy, Inc.’s financial results for the periods ended December 31, 2004.

Section 9 – Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated February 1, 2005 reporting on TECO Energy, Inc.’s financial results for the periods ended December 31, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2005	TECO ENERGY, INC.
(Registrant)

/s/ P. L. BARRINGER
P. L. BARRINGER
Vice President - Controller of Operations

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EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press Release dated February 1, 2005, reporting on TECO Energy, Inc.’s financial results for the periods ended December 31, 2004.

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